Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 12, 2024, in the Registration Statement (Form S-1) and related Prospectus of SailPoint Parent, LP for the registration of its common stock.

/s/ Ernst & Young LLP

Austin, Texas

January 17, 2025